CONTRACT OPERATING AGREEMENT

THIS CONTRACT OPERATING AGREEMENT (this “Contract Operating Agreement” or this “Agreement”) is entered into on the 18th day of July to be effective as of the 23rd day of June, 2008 (“Effective Date”), between and among Sonterra Resources, Inc., a Delaware corporation,  Sonterra Operating, Inc., a Texas corperation, and Sonterra Oil & Gas, Inc., a Texas corporation (individually or collectively, “Sonterra”), Party of the First Part for which the Services are to be performed, and South Texas Oil Company, a Nevada corporation (“South Texas”), including its subsidiaries, STO Operating Company, a Texas corporation (“STO Operating”) and STO Drilling Company, a Texas corporation (“STO Drilling”), any or all of which subsidiaries of South Texas may be referred to as “Subsidiaries” and South Texas, together with such Subsidiaries, individually or collectively, may be referred to herein as “STO”, all of which collectively constitute the Party of the Second Part performing the Services for the Party of the First Part, with Sonterra and STO sometimes herein being referred to together as the “Parties” and individually as a “Party.”

WHEREAS, Sonterra is an owner and the operator of various oil, gas and mineral leases located within certain Areas of Mutual Interest (“AMIs”) lying and being situated in State of Texas waters, all as more fully defined in Paragraph 1 below and more fully described in Exhibit “A” attached hereto and made a part hereof (the “Matagorda Bay Properties”) and has developed certain prospects on said Matagorda Properties all as more fully defined in Paragraph 1 below and more fully described in Exhibit “B” attached hereto and made a part hereof (the “Matagorda Bay Prospects”);

WHEREAS, Sonterra has certain leasehold contractual obligations with respect to the Matagorda Bay Properties (individually or collectively, “Contractual Obligations”) under various contracts and agreements (individually or collectively, “Applicable Contracts”) more fully described in Exhibit “C” attached hereto and made a part hereof;

WHEREAS, Sonterra and STO desire that, for the duration of the Contract Operating Term, Sonterra shall continue to act as operator of record for all Matagorda Bay Properties described on Exhibit “A” attached hereto;

WHEREAS, Sonterra and STO desire that STO shall perform certain Operating Services (as defined in Paragraph 2 below) for any Wells currently producing and now operated by Sonterra (“Operated Properties”) as well as for any wells hereafter drilled by STO as Contract Operator on the Matagorda Bay Properties from the Effective Date for the duration of the Contract Operating Term (including any extension thereof), in each case in the manner and to the extent that such Operating Services are (i) currently being performed by Sonterra; (ii) appropriate for the safe, efficient, and productive operation of the business of Sonterra; (iii) consistent with best industry practices; (iv) in accordance with applicable Federal and State laws; (v) in accordance with applicable Securities and Exchange Commission rules and regulations; (vi) in accordance with applicable Financial Accounting Standards Board (“FASB”) publications and guidance; (vii) consistent with being a reasonable prudent operator as such term is commonly used in the oil and gas industry; and (viii) in accordance with the terms and conditions of this Contract Operating Agreement (all of which standards enumerated in (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii) above shall be individually or collectively, as applicable, referred to herein as “Applicable Operating Standards”); and

WHEREAS, the parties desire that STO participate in, drill, and operate as Contract Operator of one or more exploratory wells on the Matagorda Bay Prospects, commencing with the drilling of the State Tract 127 No. 1 Unit (API No. 42-057-31770), covered by the Term Pooling Agreement Sydney 150 Deep Prospect, together with the operation of the State Tract 150 No. 1 Well (API No. 42-057-31600) and the State Tract 150 No. 2 Well (API No. 42-057-31692), under the terms and conditions set forth in this Contract Operating Agreement in fulfillment of Contractual Obligations and in accordance with Applicable Operating Standards.

NOW, THEREFORE, for and in consideration of the mutual covenants herein, the Parties stipulate and agree as follows:

1.  DEFINITIONS. Unless otherwise defined in this Contract Operating Agreement, capitalized terms used herein have the meanings given to such terms below.

A.	The term “AFE” shall mean Authorization for Expenditure;

B.
The term “Contract” shall mean any joint operating agreement (“JOA”), Marketing Contract, or other contractual agreement to which Sonterra was a party prior to the Effective Date or which Sonterra enters into after the Effective Date; and

C.
The terms “Operated Properties” or “Properties” shall consist of the Matagorda Bay Properties, whether described under named Wells or as properties within an AMI, but not yet in a unit, on attached Exhibit “A.”

2.  SCOPE OF SERVICES. As of the Effective Date, STO will begin overseeing daily operations, in the name of, on behalf of, and for the benefit of Sonterra, by providing Operating Services and Accounting Services for the Operated Properties as an independent contractor acting in the role of Contract Operator, subject to the terms, conditions, and limitations set forth in this Contract Operating Agreement (as the context indicates, individually or collectively, the “Operating Services”, “Accounting Services”, or the “Services”).

In the performance of the Services contemplated hereunder, STO shall perform (or shall cause the employees, consultants, and representatives of STO to perform) the Services in the name of Sonterra and in accordance with Applicable Operating Standards, which Services shall consist of the following duties to the extent and only to the extent such Services are rendered in conjunction with the contract operatorship of the Properties:

(a)  Operating the Operated Properties; provided, however, that Sonterra will remain as the operator of record for the Operated Properties and that Sonterra will continue to be responsible under law and in fact for the performance of certain functions and activities for which Sonterra is not responsible as described in Paragraph 5;

(b)  Performing all functions in the name of Sonterra and, except as limited in Paragraph 5 below, in the role of a Contract Operator as generally understood in the oil and gas industry and in accordance with Applicable Operating Standards and duties imposed under any Contracts to which Sonterra is a party, including without limitation performing the duties of Operator under any JOA or as Operator in a manner consistent with JOA standards in the event that Sonterra has no partners in particular wells and leases (“Contract Operator”);

(c)  Overseeing marketing, nominations, gas control, and other similar services under existing contracts entered into by Sonterra to gather, transport, market, store, or sell the oil and gas production from the Properties (individually or collectively, “Marketing Contracts”) or under Marketing Contracts hereafter entered into on a spot or month-to-month basis and (with Sonterra’s prior written approval) to receive proceeds from (i) the sale of production attributable to the Properties (to the extent not paid by the purchasers of production directly to Sonterra); (ii) gathering, compressing, transporting, drilling, or other services rendered by STO on behalf of Sonterra; and/or (iii) payments not encompassed within (i) or (ii) immediately above, such as gas balancing payments in lieu of in kind volumes, overpayments of AFEs, cash calls, insurance, taxes or items similar or dissimilar to those enumerated in (e) below in which Sonterra is entitled to payment, or other payments for the benefit of Sonterra or for which Sonterra is responsible;

(d)  Overseeing land administration, landman, regulatory compliance, production reporting, geoscience, technical, operational, secretarial, and other duties and responsibilities performed by Sonterra personnel, including its employees, consultants, contractors, and subcontractors, regardless of whether it would otherwise by encompassed within the general and administrative overhead of Sonterra;

(e)  Administering the books, records and accounts associated with ownership of the Properties, including, but not limited to, providing Sonterra with copies of daily drilling, workover and safety incident reports; preparing and filing all appropriate forms and reports for governmental agencies; and preparing and sending reports, change of operator notices or designations to third party co-owners as necessary;

f)  Causing to be paid severance, production and similar taxes, lease rentals, shut-in royalties, minimum royalties, payments in lieu of production, royalties, overriding royalties, production payments, net profit payments and other similar burdens associated with the ownership of the Properties, to the extent that, prior to Effective Date, such amounts were paid directly by Sonterra and not by either the operators of the Properties or by the purchasers of production from the Properties;

(g)  Paying operating costs associated with ownership of the Properties or the operation of the Operated Properties;

(h)  Sending joint interest billings and cash calls to owners of the Operated Properties and receive cash calls and billings from joint interest owners attributable to the Operated Properties;

(i)  Submitting reports regarding royalty payments to federal or state authorities concerning the Properties, as appropriate;

(j)  Submitting production and severance tax reports with respect to the Operated Properties to federal or state authorities, with contemporaneous copies to Sonterra concerning the Properties, as appropriate; and

(k)  Preparing a Contract Operating Term Final Report that summarizes, with copies of appropriate supporting documentation, STO’s activities on behalf of Sonterra during the Contract Operating Term within not more than ninety (90) days after the expiration of the Contract Operating Term.

Services described in clauses (a), (b), (c), (d), and (e), except to the extent that a portion of such Services also constitute Accounting Services, shall be referred to herein as “Operating Services.” Services described in clauses (f), (g), (h), (i), (j), and (k) shall be referred to herein as “Accounting Services.” As used in this Agreement, the "Contract Operating Term Final Report" shall mean the final report that will be prepared by STO based upon all actual production, sales proceeds, joint interest billings, and cash calls attributable to Sonterra, all actual expenses and costs attributable to Sonterra pursuant to this Contract Operating Agreement, and all other amounts attributable to Sonterra that are accrued or owed, but are not yet paid or payable during the Contract Operating Term. As soon as practicable, but in any event within thirty (30) days after receipt of the Contract Operating Term Final Report, STO shall prepare and deliver a written response either: (1) acknowledging receipt of and agreement with the Contract Operating Term Final Report or (2) containing any proposed changes to the Contract Operating Term Final Report, together with an explanation of any such changes and the reasons therefore. To the extent that Sonterra may suggest changes to the Contract Operating Term Final Report with which STO does not agree, the Parties shall endeavor in good faith to reconcile their respective divergent positions with respect to such Report.

3.  BILLINGS TO OTHERS. During the Contract Operating Term, (a) STO shall oversee, prepare and send, in the name of and on behalf of Sonterra, all joint interest billings for the Operated Properties to joint interest owners of the Operated Properties;

(b)  If STO receives any subsequent invoices that pertain to the operations of the Operated Properties after the Contract Operating Term, and those invoices pertain to charges subsequent to the expiration of the Term, STO shall forward all such invoices to Sonterra for payment by Sonterra;

(c)  Sonterra shall reimburse STO for all invoices paid by STO, if any, on behalf of Sonterra, incurred hereunder within ten (10) business days of receipt of notice of such payments and supporting documentation; and

(d)  The Parties contemplate that all monies to be paid or received during the Contract Operating Term shall be paid or received by and in the name of Sonterra, but STO agrees to promptly turn over any funds it inadvertently may receive in the course of performing Services hereunder and Sonterra agrees to reimburse STO for any funds, if any, that STO has paid on Sonterra’s behalf.

4.  CONTRACT OPERATING TERM AND EARLY TERMINATION. This Agreement commences as of the Effective Date and shall continue for a period of one (1) year from the Effective Date and, with respect to each individual well drilled on any of the Properties, for one or more extended periods of three (3) calendar months each and thereafter on an evergreen basis following completion as a commercially viable producing well through plugging and abandoning of any such well, unless terminated by either Party upon written notice sent by overnight courier not less than thirty (30) days prior to the expiration of the Contract Operating Term or any extension thereof, or unless otherwise earlier terminated by mutual agreement of Sonterra and STO. STO shall secure and thereafter retain possession and control in its office of all records and files of Sonterra at such time as STO deems desirable or reasonably necessary for providing Operating Services and Accounting Services, and STO shall be provided with immediate electronic access to and furnish physical access to and/or copies of all records and files to Sonterra as deemed desirable or necessary by STO or Sonterra to perform the Services contemplated under this Contract Operating Agreement.

5.  LIMITATION ON SERVICES. The following limitations apply with respect to the Services contemplated hereunder in connection with performing the Operating Services:

(a)  Other than this Contract Operating Agreement, Sonterra shall not enter into any Contract in its own name or on its own behalf having a duration in excess of three (3) calendar months and/or with respect to any proposed capital expenditures in excess of $25,000.00 with respect to the operations of the Operated Properties during the Contract Operating Term without the prior consent of STO, but rather STO shall be obligated to secure, for formal execution by Sonterra upon STO’s recommendation, all Contracts reasonably acceptable to STO and Sonterra that may be necessary for the operation of the Operated Properties or to otherwise perform the Services. Each of STO and Sonterra agree to consult with the CEO of the other Party with respect to any Contract having a duration in excess of three (3) calendar months and/or with respect to any proposed capital expenditures in excess of $25,000.00, with the final decision to be made in any event by the Board of Directors of Sonterra in the event that the CEO of Sonterra and the CEO of STO do not concur on the decision with respect to such matter. Upon request, STO agrees to join with Sonterra in the execution of any Contract requiring STO’s joinder, if any, that may be necessary for the operation of the Operated Properties during the Contract Operating Term of this Contract Operating Agreement; provided, however, that STO shall have no contractual liability under any such Contract and shall be entitled to indemnification from Sonterra pursuant to Paragraph 7(c) below;

(b)  The scope of Operating Services shall include, but STO shall not be responsible for the results of or any liability associated with, providing in good faith any technical evaluation regarding any drilling, reworking or other capital expenditure projects. STO shall be responsible for timely forwarding notices to Sonterra to enable Sonterra to make informed responses and to direct STO to make such responses on Sonterra's behalf. After receiving STO's written recommendations, Sonterra shall be responsible for making, or directing STO to make, any response or non-responses to any elections (including AFEs) pertaining to the Operated Properties, but STO shall have no responsibility or liability therefore if STO does not receive Sonterra's directions regarding an election to be made by STO. STO (including for all purposes hereunder its officers, directors, employees, agents, consultants, or representatives) shall not be responsible for the accuracy of any information furnished in good faith by STO or any of its Subsidiaries to Sonterra, and shall not be liable to Sonterra or to any third parties for any (i) claims based upon the inclusion of any inaccurate information furnished by STO to Sonterra and used by Sonterra in any reports or (ii) results obtained from any other use by Sonterra of any inaccurate information so furnished. Sonterra acknowledges and agrees that its employees and the employees of STO's Subsidiaries shall be required to, and will in fact, devote substantial time in assist STO in the performance of Services to Sonterra and its Subsidiaries to enable STO to continue the operation of the Properties and the performance of the Operating Services and Accounting Services in the same manner as Sonterra did immediately prior to Commencement Date or as otherwise required by Contract or applicable law. Sonterra also acknowledges that the employees of STO providing the Services have, and will continue to have, responsibilities with respect to the business of STO to which said STO personnel will be required to devote substantial time and effort, in addition to the business of STO and its Affiliates, other than the operation of the Operated and Non-Properties and the Operating and Accounting Services to be performed hereunder; and

(c)  In the STO drills any well as a Contract Operator or undertakes any other drilling, workover or other capital expense operations (individually or collectively, “Drilling Operations”) with respect to any Operated Properties in which STO either owns an interest, or will earn an interest, in the Properties, STO’s actions shall continue to be governed by this Contract Operating Agreement as between Sonterra and STO, but STO shall also be subject to the terms of any JOA, Participation Agreement, farmout agreement and/or other agreement to which STO and/or the Properties are subject in the course of performing Operating Services with respect to the requested drilling, workover or other capital expense operations, including without limitation the Applicable Contracts. If such Drilling Operations are conducted on Properties in which STO does not own, and is not acquiring, an interest in the Properties and such Drilling Operations are being conducted on the Properties at the request of Sonterra, then the parties agree that STO shall not be exposed to, and Sonterra agrees to protect, defend, and hold STO harmless from, any liability or responsibility for any acts or failures to act on the part of STO with respect to any such operations undertaken by STO at Sonterra’s request, all of which operations shall be at Sonterra’s sole risk and expense.

6.  COMPENSATION, EXPENSES, AND PARTICIPATION RIGHTS. As and for compensation for Services to be rendered hereunder, STO shall be entitled to receive the following:

(a) With respect to any existing wells as well as to Sonterra’s retained non-operating working interest in any of the Wells in any of the Matagorda Bay Prospects, Sonterra’s proportionate share of COPAS fees and reimbursable expenses shall be calculated under the COPAS provisions of any Exhibit C and payable under any JOA or other Applicable Contract that would otherwise be payable to Sonterra as Operator shall instead be paid to STO as Contract Operator;

(b) If and to the extent not covered by COPAS fees as contemplated in (a) above, the sum of $5,000.00 per month for Operating Services and Accounting Services that would not be performed for the other non-operating participating parties under any JOAs constituting part of the Applicable Contracts;

(c) If and to the extent not covered by COPAS or otherwise as contemplated in (a) and (b) above, reimbursement from Sonterra for all of its out-of-pocket costs and expenses, provided that all and all expenses anticipated to be incurred by STO in connection with its performance hereunder in excess of $1,000 per item, or $5,000 for a series of related items, shall be pre-approved by Sonterra’s CEO as a condition of reimbursement;

(d) Participation Rights for up to fifty percent (50.0%) of Sonterra’s working interest, including its proportionate share of non-consenting working interests, in any exploratory well drilled on the Matagorda Bay Prospects (“Sonterra Matagorda Bay WI”), subject to proportionate reduction and the following terms and conditions:

(1) An absolute right to participate for a minimum of 50% of the available Sonterra Matagorda Bay WI and, in exchange for that right, Sonterra shall have, in the initial well in each Prospect only, a quarter (25%) of STO’s working interest as a back-in working interest after payout, with payout being hereinafter defined in subparagraph (5) below, meaning that, for example, (a) if Sonterra elects to participate for a 50% working interest and STO elects to participate for a 50% working interest share in the initial well in a Prospect, then STO would be entitled to participate for a 50% working interest in each well in that Prospect and Sonterra would be entitled to participate for a 50% working interest in each well in that Prospect; provided, however, that in the initial Prospect well only, Sonterra would also be entitled to back-in for a 12.5% working interest after payout in STO’s 50% working interest in said initial Prospect well only or (b) if Sonterra does not elect to participate for any of its 50% working interest share in the initial well in a Prospect, then STO would be entitled to a 100% working interest in each well in a Prospect and Sonterra would back-in for a 25% working interest of STO’s working interest after payout in each well in said Prospect.

(2) The qualified right to participate in the Sonterra Matagorda Bay WI in any other Matagorda Bay Prospects on the same back-in basis to the extent that such additional Sonterra Matagorda Bay WI is available after taking into account any such working interest retained by Sonterra up to 50% of the Sonterra Matagorda Bay WI, it being understood and agreed that all of the Sonterra Matagorda Bay WI available to STO and to Sonterra under the terms hereunder shall be retained by Sonterra on a non-promoted cost basis and/or conveyed to STO on the initial Prospect well quarter back-in basis and/or sold by either STO or Sonterra to third parties on some type of promoted interest basis mutually agreeable to STO, Sonterra, and said participating third parties;

(3) If either STO or Sonterra subsequently sell any working interests carved out of the Sonterra Matagorda Bay WI to third parties on some type of promoted interest basis, then STO and Sonterra shall share such “promote” on an equal 50%/50% basis or as otherwise proportionate to the actual sharing ratio of the available Sonterra Matagorda Bay WI taken by STO and Sonterra, respectively;

(4) With respect to the initial well on the Sydney/150 Deep Prospect (being the State Tract 127-1 Unit Well), STO shall participate for 70% and Sonterra shall participate for 30% of the available Sonterra Matagorda Bay WI, together with corresponding proportionate shares of the available non-consent working interests, on a non-promoted basis, and Sonterra shall be obligated to pay its proportionate working share of monies under (a) and (b) above. In addition, Sonterra is entitled to its quarter back-in after payout as to STO’s 70% of the available Sonterra Matagorda Bay WI, including its corresponding proportionate share of the non-consent working interests, all as set out more fully on Exhibit D.

(5) The term “payout” as defined herein shall apply to each well individually and shall be 7:00 o’clock a.m. on the first day of the month following the day the last payout occurs under the pre-existing agreements set out as Applicable Contracts on Exhibit “C” hereto.

7.  DISCLAIMER OF WARRANTIES/INDEMNIFICATION.

(a)  Notwithstanding any other term of this Agreement to the contrary, STO makes no, and in fact expressly disclaims any and all, representations and warranties, express, implied or statutory, with respect to the performance or results of the Services, except that STO shall perform the Services during the term of this Agreement in a manner consistent with best industry practice, or as otherwise required by Contract or applicable law.

(b)  Each Party hereby agrees to defend, indemnify, release, and hold the other Party harmless, including its respective officers, directors, employees, agents, representatives, contractors or subcontractors, from and against any and all claims, demands, lawsuits, or other legal or contractual liability, including any damages, expenses, costs, interest, and attorneys’ fees associated therewith (individually or collectively, “Liabilities”) on account of personal injury, bodily injury or death to its own personnel and representatives to the extent such injury, death, damage or loss arises out of or is attributable to the performance of, or failure to perform Operating Services, Accounting Services, or the performance of its obligations hereunder by any of such party’s respective officers, directors, employees, agents, representatives, contractors or subcontractors, regardless of whether such Liabilities are allegedly or deemed to be caused by, in whole or in part, the joint, several, active, passive, sole or concurrent negligent acts or omissions or the strict liability (statutory or otherwise) or other legal fault attributable to such party, but if and only to the extent any such Liabilities are caused by willful misconduct of such party.

(c)  The provisions of Paragraph (b) and (d) shall not be applicable to any Liabilities arising out of the performance of any duties and responsibilities performed by STO at Sonterra’s request pursuant to Paragraph 5 (c) if STO neither owns, nor is performing Drilling Operations in order to earn, an interest in such Properties and, accordingly, Sonterra hereby agrees to defend, indemnify, release, and hold STO harmless, including its respective officers, directors, employees, agents, representatives, contractors or subcontractors, from and against any and all Liabilities with respect to such Drilling Operations on the Properties undertaken by STO at Sonterra’s request if STO neither owns, nor is performing Drilling Operations in order to earn, an interest in such Properties.

(d)  The mutual indemnification obligations in Paragraph 7(b) are intended to comply with applicable “knock-for-knock” oilfield anti-indemnity laws or similar Laws. To the extent such indemnification provisions are found to violate any applicable Law, or in the event any applicable Law is enacted or amended that would cause these provisions to be in violation of such Law, then this Agreement shall automatically be amended to provide that the indemnification provided hereunder shall extend only to the maximum extent permitted by the applicable Law. Any person or entity entitled to indemnification shall be deemed to be a STO Indemnified Party or Sonterra Indemnified Party, as applicable.

8.  FORCE MAJEURE. (a) If any Party is rendered unable, wholly or in part, by an event of force majeure to carry out its obligations under this Agreement, other than obligations to make money payments which shall not be affected by any such event, that Party shall give the non-affected Party prompt written notice of the force majeure event with reasonably full particulars of the event and its consequent inability to carry out its obligations, whereupon the obligations of the Party giving notice, to the extent affected by the event of force majeure, shall be suspended during, but no longer than, the duration of the event of force majeure. The affected Party shall use all reasonable diligence to remedy the inability to perform its obligation caused by the event of force majeure as quickly as reasonably possible under the circumstances.

(b)  The requirement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the Party involved in a manner or on terms contrary to such Party’s wishes, and the handling and resolution of such labor difficulties shall be entirely within the discretion of the Party concerned.

(c)  The term “event of force majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, terrorism, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming the inability or suspension of performance.

9.  ASSIGNABILITY. This Agreement may not be assigned by STO without the prior written consent of Sonterra, and STO may not delegate its duties or responsibilities hereunder to a third party without the prior written consent of Sonterra. No assignment of any rights hereunder by Sonterra shall relieve STO of any obligations and responsibilities hereunder.

10.  GOVERNING LAW; JURISDICTION, VENUE; JURY WAIVER. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING A SITUS IN SAN ANTONIO, BEXAR COUNTY, TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.  COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

12.  INDEPENDENT CONTRACTOR. In their performance of the Services, STO shall be considered an independent contractor, and in no event shall either Party be deemed a partner, co-venturer or agent of the other Party. None of the persons utilized by STO in the performance of Services hereunder shall be deemed to be an employee of Sonterra nor entitled to any benefits available to a Sonterra employee. Compensation required to be paid to such persons engaged by STO to perform any Services hereunder shall be the sole responsibility of STO.

13.  NO RESTRICTIONS. Sonterra recognizes that STO is not performing the Services under this Agreement on an exclusive basis and agrees that STO is only obligated to devote such time under this Agreement as is reasonably necessary to perform the Services in the same manner as Sonterra performed such Services immediately prior to the Commencement Date. Nothing contained in this Agreement shall prevent either Sonterra or STO from engaging in any other business activities.

14.  NOTICES. (a) All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party, as follows:

If to STO:	STO Operating Company LLC
300 East Sonterra Blvd., Suite 1220
San Antonio, TX 78258
Fax: 212-545-3317
Attention: Michael J. Pawelek, CEO

With a copy to:	Roy D. Toulan, Jr., Esq.
6 Wheeler’s Point Road
Gloucester, MA 01930-1691
rdtoulan@CorpLegalSolutions.net

If to Sonterra:	Sonterra Resources, Inc.
P. O. Box 4098
Houston, TX 77210
Fax: 281-361-8525
Attention: Donald E. Vandenberg, CEO

With a copy to:	Sonterra Resources, Inc.
P. O. Box 4098
Houston, TX 77210
Fax: 281-361-8525
Attention: Gary L. Lancaster, Vice President

(b)  Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The parties hereto may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other parties in the manner provided in this Paragraph 145.

15.  INSURANCE. (a) Each party, at its expense, shall procure and maintain, effective as of the date hereof, insurance in accordance with Exhibit “D” to the Joint Operating Agreements included among the Applicable Agreements covering its indemnification and other responsibilities under this Agreement.

(b)  All insurance policies obtained and maintained as required hereunder shall name the other Party (and include all of said Party’s Indemnified Parties and the contractors and subcontractors of the Indemnified Parties) as additional insureds, and shall also include a waiver of subrogation by the insurers in favor of the Indemnified Parties (including the contractors and subcontractors of the Indemnified Parties). Such insurance shall be primary to any insurance maintained by said Party with respect to matters for which the other Party is responsible under this Agreement.

16.  AMENDMENT. This Agreement may be amended only by a formal written instrument duly executed by the CEOs of both Parties hereto.

17.  WAIVER; RIGHTS CUMULATIVE. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a formal written instrument executed by or on behalf of the Party hereto waiving compliance. No course of dealing on the part of Sonterra and STO, nor by their respective officers, employees, agents, or representatives, nor any failure by Sonterra or STO to exercise any of its rights under this Agreement shall operate as a waiver thereof nor affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Sonterra and STO under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

18.  SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

19.  PARTIES IN INTEREST. Except for the Parties hereto, no other person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms; provided that the indemnity and defense provisions in Paragraph 7(b) shall inure to the benefit of the Sonterra Indemnified Parties and the STO Indemnified Parties as provided therein. Any claim for defense, indemnity or hold harmless hereunder on behalf of a member of the Sonterra Indemnified Parties or the STO Indemnified Parties must be made and administered by Sonterra and STO, respectively.

20.  PREPARATION OF AGREEMENT. Both Sonterra and STO and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the primary draftsman of this Agreement.

21.  ENTIRE AGREEMENT; CONFLICTS. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG SONTERRA AND STO PERTAINING TO THE PROVISION OF THE SERVICES AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE PROVISION OF THE SERVICES. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER STO NOR SONTERRA SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

22.  JOINT AND SEVERAL LIABILITY. The covenants made by each Party are joint and several.

23.  BONDING REQUIREMENTS. Sonterra shall continue to comply with the bonding requirements of the applicable governmental agency and other governmental authorities, together with any bonding or other security requirements provided for in any Contracts, as they relate to the Operated Properties.

The Parties have caused their duly authorized representatives to execute this Agreement as of the day and year first set forth above.

PARTY OF THE FIRST PART:

SONTERRA:

SONTERRA RESOURCES, INC.

By:	/s/ Donald E. Vandenberg
Name: Donald E. Vandenberg
Title: Chief Executive Officer and Officer

SONTERRA OPERATING, INC.

By:	/s/ Donald E. Vandenberg
Name: Donald E. Vandenberg
Title: Chief Executive Officer and Officer

SONTERRA OIL & GAS, INC.

By:	/s/ Donald E. Vandenberg
Name: Donald E. Vandenberg
Title: Chief Executive Officer and Officer

PARTY OF THE SECOND PART:

STO:

SOUTH TEXAS OIL COMPANY

By:	/s/ Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer and Officer

STO OPERATING COMPANY

By:	/s/ Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer and Officer

STO DRILLING COMPANY

By:	/s/ Michael J. Pawelek
Name: Michael J. Pawelek
Title: Chief Executive Officer and Officer

EXHIBIT “A”

TO
SOUTH TEXAS OIL COMPANY
MATAGORDA BAY
CONTRACT OPERATING AGREEMENT

OIL AND GAS LEASES
(All subject to existing depth restrictions and leasehold burdens)

1. Oil and Gas Lease dated July 1, 2003, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-103191, being the South One-Half (S/2) of Tract 127, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No.0081324, Volume 344, Page 882.

2. Oil and Gas Lease dated July 1, 2003, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-103190, being the North One-Half (N/2) of Tract 127, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No. 00081323, Volume 344, Page 875.

3. Oil and Gas Lease dated July 1, 2003, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-103192, being the North One-Half (N/2) of Tract 128, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No. 00081325, Volume 344, Page 889.

4. Oil and Gas Lease dated July 6, 2004, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-104022, being the North One-Half (N/2) of Tract 150, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No. 00088242, Volume 381, Page 433.

5. Oil and Gas Lease dated July 1, 2003, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-103195, being the South One-Half (S/2) of Tract 151, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No. 00081326, Volume 344, Page 896.

6. Oil and Gas Lease dated July 19, 2005, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to LLOG Exploration Texas, L.P., as Lessee, covering Oil and Gas Lease Number M-105372, being the South One-Half (S/2) of Tract 154, Matagorda Bay, Calhoun County, Texas, containing approximately 320 acres as shown on the applicable Official Submerged Area Map on file in the Texas General Land Office, Austin, Texas, and recorded in the Official Records of Calhoun County, Texas, as File No. 00095163, Volume 420, Page 166.

7. Oil and Gas Lease dated July 1, 2003, from the State of Texas, by and through the Commissioner of the General Land Office of the State of Texas, as Lessor, to Cinco Natural Resources Corporation, as Lessee, covering Oil and Gas Lease No. M-103194, being the South One-Half (S/2) of State Tract 150, Matagorda Bay, Calhoun County, Texas, containing approximately 320.0 acres, recorded in File No. 82095, Volume 349, Page 1 of the Official Records of Calhoun County, Texas.

EXHIBIT “B”

TO
SOUTH TEXAS OIL COMPANY
MATAGORDA BAY
CONTRACT OPERATING AGREEMENT

MATAGORDA BAY PROSPECTS

MATAGORDA AND CALHOUN COUNTIES, TEXAS

A. SYDNEY/150 DEEP PROSPECT

BLOCK NUMBERS

N/2 ST 127 , 320.0 Acres, Calhoun County, TX

S/2 ST 127 , 320.0 Acres, Calhoun County, TX

N/2 ST 128 , 320.0 Acres, Calhoun County, TX

N/2 ST 151, 320.0 Acres, Calhoun County, TX

N/2 ST 150, 320.0 Acres, Calhoun County, TX

S/2 ST 150, 320.0 Acres, Calhoun County, TX

S/2 ST 154 , 320.0 Acres, Calhoun County, TX

B. BARRACUDA PROSPECT

BLOCK NUMBERS

N/2 ST 94, 320.0 Acres, Calhoun County, Texas

S/2 ST 94, 320.0 Acres, Calhoun County, Texas

C. STARFISH PROSPECT

BLOCK NUMBERS

S/2 ST 96, 320.0 Acres, Calhoun County, Texas

N/2 ST 104, 320.0 Acres, Calhoun County, Texas

D.  MACKERAL PROSPECT

BLOCK NUMBERS

N/2 ST 175, 320.0 Acres, Calhoun and Matagorda Counties, Texas

N/2 ST 178, 320.0 Acres, Matagorda County, Texas

S/2 ST 176, 320.0 Acres, Calhoun and Matagorda Counties, Texas

E.  RAY PROSPECT

BLOCK NUMBERS

S/2 ST 175, 320.0 Acres, Calhoun and Matagorda Counties, Texas

S/2 ST 178, 320.0 Acres, Matagorda County, Texas

N/2 ST 179, 320.0 Acres, Matagorda County, Texas

EXHIBIT “C”

TO
SOUTH TEXAS OIL COMPANY
MATAGORDA BAY
CONTRACT OPERATING AGREEMENT

APPLICABLE CONTRACTS

A.  PURCHASE AND SALE AGREEMENTS

1.	Purchase and Sale Agreement dated effective May 1, 2007, with Flash Gas and Oil Southwest, Inc.;
2.	Purchase and Sale Agreement dated effective May 1, 2007, with Cinco Natural Resources Corporation; and
3.	Purchase and Sale Agreement dated effective October 30, 2007, with Rainier Exploration, L.P.

B.  PROJECT PARTICIPATION AGREEMENTS

1.	Project Participation Agreement dated effective May 1, 2008, with Arbol Resources, Inc.;
2.	Project Participation Agreement dated effective May 1, 2008, with JHN Family Investments, LLC;
3.	Project Participation Agreement dated effective December 1, 2007, with BOSS Exploration & Production Corporation;
4.	Project Participation Agreement dated effective December 1, 2007, with Cinco Natural Resources Corporation;
5.	Project Participation Agreement dated effective December 1, 2007, with Gasco, L.P.;
6.	Project Participation Agreement dated effective December 1, 2007, with Hardrock Partners, Ltd.; and
7.	Project Participation Agreement dated effective December 1, 2007, with Orr Exploration, Ltd.

C.  JOINT OPERATING AGREEMENTS

1.	Joint Operating Agreement dated effective May 1, 2008, with Arbol Resources, Inc.;
2.	Joint Operating Agreement dated effective May 1, 2008, with JHN Family Investments, LLC;
3.	Joint Operating dated effective December 1, 2007, with BOSS Exploration & Production Corporation;
4.	Joint Operating Agreement dated effective December 1, 2007, with Cinco Natural Resources Corporation;
5.	Joint Operating Agreement dated effective December 1, 2007, with Gasco, L.P.;
6.	Joint Operating Agreement dated effective December 1, 2007, with Hardrock Partners, Ltd.;
7.	Joint Operating Agreement dated effective December 1, 2007, with Orr Exploration, Ltd.; and
8.	Joint Operating Agreement dated effective November 1, 2007, with Rainier Exploration, L.P.

D.  POOLING AGREEMENTS

1.	Term Pooling Agreement dated December 26, 2007, with the General Land Office.

EXHIBIT “D”

TO
SOUTH TEXAS OIL COMPANY
MATAGORDA BAY
CONTRACT OPERATING AGREEMENT

127-1 UNIT WELL, CALHOUN COUNTY, TEXAS
SONTERRA RESOURCES, INC. PARTICIPATION

WORKING INTEREST	WI% BPO Non-Consent	WI% ACP but BPO of	WI% APO	APO WI%
OWNER	To Casing Point	N/C & Rainier’s BI	Rainier’s BI	Non-Consent

70% STO Share:	18.510000	22.710000	21.652555	21.652555
STO % Share of N/C	1.459886	1.459886	1.459886
Total STO WI	19.969886	24.169886	23.112441

STO Cost to Casing Point:	STO Cost After Casing Point:

19.969886% x	24.169886 % x
$6,308,950 = $1,259,890	$1,499,335 = $362,388

30% Sonterra Share:	7.932857	9.732857	9.279666	9.279666
Sonterra % Share of N/C	.625666	.625666	.625666
Total Sonterra WI	8.558523	10.358523	9.905332

Sonterra Cost to Casing Point:	Sonterra Cost After Casing Point:

8.558523% x	10.358523% x
$6,308,950 = $539,953	$1,499,335 = $155,309

WI% APO Rainier and N/C - Sonterra 25% Back In:

25% x STO WI% 21.652555 = 5.413139

STO WI % = 21.652555 - 5.413139 =	16.239416%
Sonterra WI% = 9.279666 + 5.413139 =	14.692805%
30.932221%

Legend:	BPO	=	Before Payout
	APO	=	After Payout
	N/C	=	Non-Consent
	ACP	=	At Casing Point (Completion)
	BI	=	Back-in
	WI	=	Working Interest